UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrants’ Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement

On September 19, 2019, Sterling Real Estate Trust (the “Company”) adopted its Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement with Sterling Management, LLC, the Company’s Advisor (the “Advisor”).  The Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement, effective as of September 1, 2019, includes terms and conditions to expand its Asset Management function by assuming responsibility for managing capital improvement projects on the Operating Partnership’s properties.

The description herein of the Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Amendment No. 1 to the Eighth Amended and Restated Advisory Agreement effective September 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: September 25, 2019

	By:	/s/ Ryan M. Downs
Name: Ryan M. Downs
Title: President